                                                                   EXHIBIT 10.32

                       AMENDMENT TO ACQUISITION AGREEMENT

         This AMENDMENT (the "Amendment") to the Acquisition Agreement is executed to be effective as of December 2, 2002 by and between GAINSCO Service Corp., a Texas corporation ("Seller"), and GAINSCO, INC., a Texas corporation that is the parent company of Seller ("GAINSCO") (collectively, "Sellers"), Berkeley Management Corporation, a Texas corporation ("Purchaser"), Liberty Mutual Insurance Company, a Massachusetts stock insurance company ("Liberty"), and GAINSCO County Mutual Insurance Company, a Texas county mutual insurance company (the "Company"). This Amendment amends the Acquisition Agreement by and among Sellers, Purchaser, Liberty, and the Company, dated August 12, 2002 (the "Acquisition Agreement"), in the particulars set forth herein. All capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Acquisition Agreement.

                                         RECITALS

         WHEREAS, pursuant to the Acquisition Agreement, Sellers agreed to transfer and assign to Purchaser the exclusive authority and rights to manage and control the Company under the terms of that certain Management Contract dated October 12, 1992; and

         WHEREAS, Sellers, Purchaser, Liberty and the Company have agreed to amend the Acquisition Agreement pursuant to the terms of this Amendment and consistent with the terms and conditions of the Acquisition Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, warranties, and covenants set forth herein and in the Acquisition Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

         1. AMENDMENTS.

         (a) The first sentence of Section 1.2(d) is amended to read as follows:

         "(d) Surplus Debentures. Simultaneously with the Closing, Purchaser shall pay into the surplus of the Company an amount in cash and other admissible assets equal to Ten Million Dollars ($10,000,000.00), in exchange for the issuance of a surplus debenture note in substantially the form attached hereto as Exhibit A, duly executed and delivered by Company in favor of Purchaser."

         (b) The first three sentences of Section 1.4 are deleted and replaced with the following:

         "1.4 Closing. The closing of such purchase and sale of the Management Agreement ("Closing") shall take place at 10:00 a.m. Central Time on December 2, 2002 (the "Closing Date") and shall take place at the offices of Akin, Gump,

         Strauss, Hauer & Feld, L.L.P, 300 West 6th Street, Suite 2100, Austin, Texas 78701, counsel for Purchaser; provided, however, all conditions to the Closing under this Agreement shall have been satisfied or waived."

         (c) Exhibits A and I to the Acquisition Agreement are deleted in their entirety and replaced with the forms of the surplus debenture note and the Restated Articles of Incorporation attached hereto. The new Exhibits A and I are added to the Acquisition Agreement, replace the existing Exhibits A and I, and are incorporated into the Acquisition Agreement by reference in the forms attached hereto.

         (d) The second sentence of Section 11.2 is amended to read as follows:

         "Except as set forth in this Section 11.2 or as provided elsewhere in this Agreement, nothing in this Agreement shall confer upon any person not a party to this Agreement or the legal representatives of such person, any rights, remedies of any nature or kind whatsoever under or by reason of this Agreement."

         2. AUTHORIZATION. The parties hereto warrant and represent that they are corporations in good standing in their respective places of domicile; that the execution of this Amendment is fully authorized by each of them; that the person or persons executing this Amendment are fully authorized by each of them; that the person or persons executing this Amendment have the necessary and appropriate authority to do so; that there are no pending agreements, transactions, or negotiations to which any of them are a party that would render this Amendment or any part hereof void, voidable, or unenforceable; and that no further authorization, consent or approval of any governmental entity or any other third party is required to make this Amendment valid and binding upon them.

         3. FURTHER ASSURANCES. The parties hereby agree to execute promptly any and all supplemental agreements and other documents of any nature or kind, which the other party may reasonably require in order to implement the provisions or objectives of this Amendment.

         4. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered, shall be an original. Such counterparts shall together constitute one and the same instrument and agreement.

         5. AMENDMENTS. This Amendment may not be modified or amended, nor any of its provisions waived, except by an instrument in writing, signed by the parties hereto.

         6. Continuity OF TERMS. All other terms and conditions set forth in the Acquisition Agreement, which are not inconsistent herewith, shall remain valid and in full force and effect.



                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller, GAINSCO, the Company, Purchaser and Liberty have caused this Agreement to be duly executed as of the date first written above.

SELLERS:

GAINSCO SERVICE CORP.

By:         /s/ Glenn W. Anderson
   -------------------------------------
Title:          President
      ----------------------------------


GAINSCO, INC.

By:         /s/ Glenn W. Anderson
   -------------------------------------
Title:          President
      ----------------------------------


THE COMPANY:

GAINSCO COUNTY MUTUAL INSURANCE COMPANY

By:       /s/ Daniel J. Coots
   -------------------------------------
Title:        Senior Vice President and
      ----------------------------------
              Chief Financial Officer
      ----------------------------------


PURCHASER:

BERKELEY MANAGEMENT CORPORATION

By:     /s/ John B. Conners
   -------------------------------------
Title:      Chief Executive Officer
      ----------------------------------


LIBERTY:

LIBERTY MUTUAL INSURANCE COMPANY

By:     /s/ John B. Conners
   -------------------------------------
Title:      Executive Vice President and
      ----------------------------------
            Manager of Personal Markets
      ----------------------------------

                                    EXHIBIT A


                                SURPLUS DEBENTURE

$10,000,000.00                                                 ___________, 2002

NOTWITHSTANDING ANY CONTRARY PROVISION HEREIN, IT IS AGREED AND UNDERSTOOD THAT THE OBLIGATION TO PAY EITHER INTEREST OR PRINCIPAL UNDER THIS SURPLUS DEBENTURE IS CONTINGENT UPON LIBERTY COUNTY MUTUAL INSURANCE COMPANY HAVING POLICYHOLDER SURPLUS IN THE AMOUNT HEREIN SPECIFIED. IN THE EVENT THAT SAID COMPANY DOES NOT HAVE THE REQUISITE POLICYHOLDER SURPLUS ON THE MATURITY DATE OF THIS SURPLUS DEBENTURE OR ANY OTHER DATE PRESCRIBED FOR THE PAYMENT OF PRINCIPAL OR INTEREST, THE DEBT, EITHER AS TO PRINCIPAL OR INTEREST, SHALL NOT BE DISCHARGED, BUT SHALL BE DEFERRED UNTIL SUCH DATE THAT POLICYHOLDER SURPLUS EXISTS IN THE REQUISITE AMOUNT.

1. For value received, receipt of which is hereby acknowledged, Liberty County Mutual Insurance Company of Dallas County, Texas (the "Company"), subject to all of the terms and contingencies set out herein, promises to pay to the order of Berkeley Management Corporation, a Texas corporation (the "Holder"), its successors and assigns, the sum of TEN Million and No/100 Dollars ($10,000,000.00) together with interest at 10% per annum; provided, however, that the interest rate as calculated hereunder shall never exceed the maximum rate of interest which could be lawfully charged to the Company under the applicable laws of the State of Texas or of the United States of America then in effect and as construed by the courts having jurisdiction thereof. Interest shall be computed on a per annum basis of a year of 365 days and for the actual number of days (including the first but excluding the last day) elapsed. The principal and interest of this Surplus Debenture shall be payable only out of policyholder surplus of the Company in excess of the minimum surplus floor defined below. For purposes of this Surplus Debenture, policyholder surplus shall be defined as all assets of the Company remaining after deduction of all liabilities, in accordance with the accounting procedures applicable to the Company under the laws of the State of Texas, and which is reported as its total policyholder surplus in its annual statement filed with the Texas Department of Insurance, and currently entered on line 32 of page 3 of the annual statement form.

2. The minimum surplus floor, as referred to in this Surplus Debenture, shall be $2,000,000.00.

3. Subject to the restrictions in paragraph 1 above, the principal of this Surplus Debenture shall be due and payable on demand, but if no demand be sooner made all principal and accrued interest then remaining unpaid shall be due and payable on or before January 3, 2046, unless an extension is granted by the Holder in its sole discretion. In the event that the Company is not possessed, at the time when payments of either principal or interest are due hereunder, of the requisite policyholder surplus from which to make such payments in accordance with the terms hereof, such payments shall be deferred but not extinguished. If the policyholder surplus is not sufficient to discharge all of the obligations as to both principal and interest, partial payments shall be made to the extent that the requisite policyholder surplus does exist, with each such payment to be applied first to accrued and unpaid interest, and the balance, if any, to principal.

4. This Surplus Debenture shall bear interest as provided herein to be calculated from the date of issuance until paid. Interest, computed on the unpaid principal balance of this Surplus Debenture, shall be due and payable in quarterly installments, as it accrues, on the first day of each calendar quarter commencing January 1, 2003.

5. No payment shall be made on this Surplus Debenture as to principal or interest which shall reduce the policyholder surplus of the Company as herein provided, at the time of payment, below the applicable surplus requirements of the Texas Insurance Code. The Company reserves the right to prepay this Surplus Debenture in whole or in part at any time without penalty, but no payment shall be made except from policyholder surplus in excess of the minimum surplus floor stated herein.

6. This Surplus Debenture represents and evidences a loan to the Company by the Holder of such funds as are necessary for the purposes of its business and further to enable the Company to comply with the applicable surplus requirements of the Texas Insurance Code. Pursuant to Article 17.17 of the Texas Insurance Code, this Surplus Debenture represents and evidences an advance to the Company by the Holder, a policyholder of the Company, of such funds as are necessary for the purposes of its business and further to enable the Company to comply with the applicable surplus requirements of the Texas Insurance Code.

7. This Surplus Debenture is and shall be binding upon the successors and assigns of the Company to the extent herein stated; provided, however, this Surplus Debenture shall not create a lien upon or claim against any reserves or premiums due in respect of those insurance policies of the Company which are reinsured, or the liability of which is assumed, by another insurer pursuant to a voluntary or involuntary liquidation of the Company. In the event of any liquidation, receivership, or winding up, which is involuntary in nature, this Surplus Debenture shall be subordinate and inferior to the rights attributable to the insurance policies of the Company; but otherwise, such Surplus Debenture shall be prior and superior in entitlement to distribution of assets remaining after reinsurance, transfer, or extinguishment of obligations under insurance policies and payment of expenses of liquidation or sale, whether such distribution be pursuant to a voluntary or involuntary liquidation. In the event of the voluntary or involuntary liquidation of the Company, the obligations of this Surplus Debenture shall become a fully matured liability of the Company, as to both principal and interest.

8. It is understood that this Surplus Debenture, including principal and interest, shall not be a liability of the Company or a claim against any of its assets except as to the excess of its policyholder surplus over and above the minimum surplus floor as herein specified. Furthermore, it shall be reflected as a balance sheet liability only to the extent of any amount of principal and interest which is due and payable but unpaid. In the event of a consolidation or merger of the Company in a manner such that it is not the surviving company, this Surplus Debenture shall be and become the obligation of the surviving company to the full extent of the principal and interest owing hereunder.

9. The Company further obligates itself, so long as any sums remain unpaid on this Surplus Debenture, to conduct its affairs in accordance with applicable laws, rules and regulations, including those embodied in the Texas Insurance Code and the rules and regulations promulgated pursuant thereto.

10. This Surplus Debenture is a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery and performance of this Surplus Debenture has been duly authorized by all necessary action, corporate and otherwise, and will not violate or constitute a default under any law, requirement or restriction imposed upon the Company, or any judicial, arbitral or governmental instrumentality, the articles of incorporation or bylaws of the Company or any agreement or instrument to which the Company is a party or by which it or its property may be bound or affected.

11. The Company has not offered this Surplus Debenture or any part hereof for sale to, or solicited any offers to buy this Surplus Debenture or any part hereof from anyone other than the Holder. The Holder shall not sell or offer for sale this Surplus Debenture or any part hereof, or solicit any offer to buy this Surplus Debenture or any part hereof, or any similar obligation or similar security of the Company from any person or persons so as to bring the issuance or sale of this Surplus Debenture within the provisions of Section 5 of the Securities Act of 1933, as amended.

12. No recourse shall be had for the payment of the principal of, or the interest on, this Surplus Debenture, or for any claims based hereon or otherwise in respect hereof, against any past, present, or future member, officer, or director of the Company, such liability being, by acceptance and as a part of the consideration for the issuance hereof, expressly released.

13. No amendment, modification, or waiver of any provision of this Surplus Debenture, nor consent to any departure by the Company therefrom, shall be effective unless the same shall be in writing, signed by a duly authorized representative of the Company and the Holder, and then only in the specific instance and for the purpose for which it is given.

14. The substantive laws of the State of Texas shall govern the validity, construction, enforcement, and interpretation of the provisions of this Surplus Debenture. Wherever possible, each provision of this Surplus Debenture shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Surplus Debenture shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition and/or validity without invalidating the remainder of such provision or the remaining provisions of this Surplus Debenture.

15. This Surplus Debenture shall be binding upon the Company and the Holder and their respective legal representatives, successors, and permitted assigns. The Holder may not assign this Surplus Debenture or any of its rights hereunder without the express prior written consent of the Company.

16. This Surplus Debenture is performable in Irving, Dallas County, Texas. The venue for any action relating to this Surplus Debenture shall be proper only in Dallas County, Texas.

17. This Surplus Debenture has been approved by the Commissioner of Insurance of Texas pursuant to Article 1.39 and Article 21.49-1, Section 4(d)(1) of the Texas Insurance Code.

18. In the event this Surplus Debenture is placed in the hands of an attorney for collection, or if the Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, the Company agrees to pay to the Holder an amount equal to all such costs, including without limitation, all actual reasonable attorneys' fees and expenses and all court costs.

19. All agreements between the Company and the Holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no event, whether by reason of acceleration of the payment obligations hereunder or otherwise, shall the amount paid or agreed to be paid to the Holder hereof for the use, forbearance, or detention of money hereunder or otherwise exceed the maximum amount permissible under applicable law. If fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if the Holder hereof shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the Company. All sums paid or agreed to be paid to the Holder hereof for the use, forbearance, or detention of the indebtedness of the Company to the Holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that interest on the account of such indebtedness is uniform throughout the term thereof.

20. To the fullest extent permitted by applicable law, the Company, for itself and its successors and assigns, expressly waives presentment, protest, notice of protest, notice of dishonor, notice of demand, and nonpayment thereof, and the benefit of any exemption or insolvency laws.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Surplus Debenture is executed by the officers of Liberty County Mutual Insurance Company to be effective on the issue date specified above.

                                        LIBERTY COUNTY MUTUAL INSURANCE
                                        COMPANY
                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


ATTEST:
By:
    -----------------------------------
Name:
      ---------------------------------
Title:
       --------------------------------

                                    EXHIBIT I

                       RESTATED ARTICLES OF INCORPORATION
                                (WITH AMENDMENTS)
                                       OF
                     LIBERTY COUNTY MUTUAL INSURANCE COMPANY

                                   SECTION ONE

         GAINSCO COUNTY MUTUAL INSURANCE COMPANY (the "Company"), pursuant to the provisions of Article 4.06 of the Texas Non-Profit Corporation Act (the "Act"), hereby adopts these Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date (the "Old Articles") and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                   SECTION TWO

         The Old Articles of the Company are amended by the Restated Articles of Incorporation as follows:

         Article One of the Old Articles will be amended to change the name of the Company from "GAINSCO COUNTY MUTUAL INSURANCE COMPANY" to "Liberty County Mutual Insurance Company".

         Article Two of the Old Articles will be amended to change the home office and principal office of the Company to Irving, Dallas County, Texas.

         Article Three of the Old Articles will be not changed.

         Article Four of the Old Articles will be amended to clarify the lines of insurance in which the Company will transact business.

         Article Five of the Old Articles will be amended to clarify that the business and offices of the Company shall be managed under the direction of the board of directors of the Company and to set forth the names and addresses of the persons now serving as directors.

         Article Six of the Old Articles will be amended to clarify the indemnification obligations and procedures of the Company.

         The Old Articles also were amended to add a new Article Seven, providing that a director of the Company shall not be held liable to the Company or its members for monetary damages for any act or omission in the director's capacity as a director, except to the extent that exculpation from liability is not permitted under Texas law as in effect at the time such liability is determined.

         The full text of each of the amended provisions as so amended is set forth below in Section Six of these Restated Articles of Incorporation.

                                  SECTION THREE

         Each such amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Act and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly recommended by the board of directors and adopted by the members of the Company as of the ____ day of _______, 2002.

                                  SECTION FOUR

         The Company has _____ members entitled to vote on the Restated Articles of Incorporation and the amendments contained therein. Each such member was entitled to one vote, and no class of members was entitled to vote on the Restated Articles of Incorporation and the amendments contained therein as a separate class.

                                  SECTION FIVE

         Of the _____ members of the Company entitled to vote with respect to the Restated Articles of Incorporation and the amendments contained therein, _____ members (representing at least two-thirds of the votes which members present at such meeting in person or by proxy were entitled to cast) voted in favor, and_____ members voted against. The vote was conducted at a duly convened special meeting of members of the Company called for that purpose at which a quorum was present, and all notices required to be given by the Act were given on a timely basis.

                                   SECTION SIX

         The Old Articles are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof as further amended as set forth:

                                    ARTICLE I

         The name of this Company shall be Liberty County Mutual Insurance Company.

                                   ARTICLE II

         The home office and principal office of the Company shall be in Irving, Dallas County, Texas.

                                   ARTICLE III

         This charter shall have a term extending 50 years after January 3, 1996 and expiring on that day in the year 2046.

                                   ARTICLE IV

         The purpose for which this Company is organized is to transact the business of a county mutual insurance company on a statewide basis; namely, to transact the business of insurance against loss or damage from fire, lightning, gas explosion, theft, windstorm, hail, or any other hazard that any other fire and windstorm insurance company operating in Texas may write on property described in Article 17.01 of the Texas Insurance Code, as amended, all lines of automobile insurance, including but not limited to automobile liability, bodily injury, medical payments, property damage, automobile physical damage, fire, theft, collision and comprehensive, and any other lines of insurance which a county mutual insurance company may transact under the laws of the State of Texas; and to issue non-assessable and non-contingent policies covering such risks.

                                    ARTICLE V

         The number of directors of this Company shall be not less than five, and all of them shall carry insurance in the Company in an amount not less than $1,000.00 each. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the board of directors of the Company. The current members of the Board of Directors and their addresses are:

         Robert W. Stallings   1445 Ross Avenue, Suite 5300, Dallas, Texas 75202
         Glenn W. Anderson     1445 Ross Avenue, Suite 5300, Dallas, Texas 75202
         John H. Williams      1445 Ross Avenue, Suite 5300, Dallas, Texas 75202
         Harden H. Wiedemann   1445 Ross Avenue, Suite 5300, Dallas, Texas 75202
         Sam Rosen             1445 Ross Avenue, Suite 5300, Dallas, Texas 75202
         Daniel J. Coots       1445 Ross Avenue, Suite 5300, Dallas, Texas 75202

         A change in the number or names of the directors shall not require an amendment to these Articles.

                                   ARTICLE VI

A. In this article:

(1) "Company" includes any domestic or foreign predecessor entity of the Company in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Company by operation of law and in any other transaction in which the Company assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this article.

(2) "Director" means any person who is or was a director of the Company and any person who, while a director of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

(3) "Expenses" includes court costs and attorneys' fees.

(4) "Official capacity" means:

(a) when used with respect to a director, the office of director in the Company; and

(b) when used with respect to a person other than a director, the elective or appointive office in the Company held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Company; but

(c) in both Paragraphs (a) and (b) does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

(5) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

B. The Company shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person:

(1) conducted himself in good faith;

(2) reasonably believed:

(a) in the case of conduct in his official capacity as a director of the Company, that his conduct was in the Company's best interests; and

(b) in all other cases, that his conduct was at least not opposed to the Company's best interests; and

(3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

C. Except to the extent permitted by Section E of this article, a director may not be indemnified under Section B of this article in respect of a proceeding:

(1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

(2) in which the person is found liable to the Company.

D. The termination of a proceeding by judgment, order, settlement, or conviction or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section B of this article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

E. A person shall be indemnified under Section B of this article against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

F. A determination of indemnification under Section B of this article must be made:

(1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

(2) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

(3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in Subsection (1) or (2) of this section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

(4) by the members in a vote that excludes the vote of directors who are named defendants or respondents in the proceeding.

G. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (3) of Section F of this article for the selection of special legal counsel. This provision shall be deemed to constitute authorization of indemnification in the manner required by applicable law.

H. The Company shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

I. If, in a suit for the indemnification required by Section H of this article, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

J. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in Section B of this article or has been found liable in the circumstances described by Section C of this article, the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

K. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Company, in advance of the final disposition of the proceeding and without the determination specified in Section F of this article or the authorization or determination specified in Section G of this article, after the Company receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this article and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section E of this article. This provision shall be deemed to constitute authorization of that payment or reimbursement.

L. The written undertaking required by Section K of this article must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.

M. This article shall be valid only to the extent it is consistent with applicable law as limited by these articles of incorporation, if such a limitation exists.

N. Notwithstanding any other provision of this article, the Company may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

O. An officer of the Company shall be indemnified as, and to the same extent, provided by Sections H, I, and J of this article for a director and is entitled to seek indemnification under those sections to the same extent as a director. The Company may indemnify and advance expenses to an officer, employee, or agent of the Company to the same extent that it may indemnify and advance expenses to directors under this article.

P. The Company may indemnify and advance expenses to a person who is not or was not an officer, employee, or agent of the Company but who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors under this article.

Q. The Company may indemnify and advance expenses to an officer, employee, agent, or person identified in Section P of this article and who is not a director to such further extent, consistent with law, as may be provided by its bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law.

R. (1) The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify him against that liability under this article.

(2)(a) In addition to the powers described in Subsection (1), the Company may purchase, maintain, or enter into other arrangements on behalf of any person who is or was a director, officer, or trustee of the Company against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify him against that liability under this article.

(b) If the other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify a person only if coverage for that liability has been approved by the Company's members.

(c) Without limiting the power of the Company to procure or maintain any kind of other arrangement, the Company, for the benefit of persons described in Subsection (2)(a) may:

(i) create a trust fund;

(ii) establish any form of self-insurance;

(iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or

(iv) establish a letter of credit, guaranty, or surety arrangement.

(3) The insurance may be procured or maintained with an insurer, or the other arrangement may be procured, maintained, or established within the Company or with any insurer or other person considered appropriate by the board of directors, regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Company. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement is conclusive, and the insurance or arrangement is not voidable and does not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement. S. For purposes of this article, the Company is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the Company also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Company.

                                   ARTICLE VII

         A director of the Company shall not be held liable to the Company or its members for monetary damages for any act or omission in the director's capacity as a director, except to the extent that exculpation from liability is not permitted under Texas law as in effect at the time such liability is determined.


         DATED ___________, 2002.
                                         LIBERTY COUNTY MUTUAL INSURANCE COMPANY



                                         By:
                                            ------------------------------------
                                              Glenn W. Anderson, its President